EXHIBIT 2.5

BYLAWS OF

MODVANS INC.

(a Delaware corporation) Dated as of August 23, 2021

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ARTICLE V COMMITTEES OF DIRECTORS		7
5.1.	Executive Committee; How Constituted and Powers	7
5.2.	Organization	7
5.3.	Meetings	7
5.4.	Quorum and Manner of Acting	8
5.5.	Other Committees	8
5.6.	Alternate Members of Committees	8
5.7.	Minutes of Committees	8

ARTICLE VI NOTICES		8
6.1.	Type of Notice	8
6.2.	Waiver of Notice	9
6.3.	When Notice Unnecessary	9

ARTICLE VII OFFICERS		9
7.1.	General.	9
7.2.	Election or Appointment	9
7.3.	Salaries of Elected Officers	9
7.4.	Term	10
7.5.	Chairman of the Board; Vice Chairman of the Board	10
7.6.	President.	10
7.7.	Vice Presidents	10
7.8.	Assistant Vice Presidents	11
7.9.	Secretary	11
7.10.	Assistant Secretaries	11
7.11.	Treasurer	11
7.12.	Assistant Treasurers	12
7.13.	Controller	12
7.14.	Assistant Controllers	12

ARTICLE VIII INDEMNIFICATION		12
8.1.	Actions Other Than by or in the Right of the Corporation	12
8.2.	Actions by or in the Right of the Corporation	13
8.3.	Determination of Right to Indemnification	13
8.4.	Right to Indemnification	13
8.5.	Prepaid Expenses	13
8.6.	Right to Indemnification upon Application; Procedure upon Application	13
8.7.	Other Rights and Remedies	14
8.8.	Insurance	14
8.9.	Mergers	14
8.10.	Savings Provision	14

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ARTICLE IX STOCK CERTIFICATES AND NOTICES; UNCERTIFICATED STOCK

9.1.	Stock Certificates; Uncertificated Stock.	15
9.2.	Notices	15
9.3.	Partly Paid Shares	15
9.4.	Special Designation on Certificates and Notices of Issuance	15
9.5.	Lost Certificates	15
9.6.	Record Date	16
9.7.	Registered Stockholders	16

ARTICLE X GENERAL PROVISIONS		16

10.1.	Dividends	16
10.2.	Reserves	17
10.3.	Annual Statement.	17
10.4.	Checks	17
10.5.	Fiscal Year	17
10.6.	Corporate Seal	17

ARTICLE XI AMENDMENTS		17
11.1.	Amendments	17

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ARTICLE I

OFFICES

1.1.           Registered Office. The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware.

1.2.           Other Offices. The Corporation may also have offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1.           Time and Place of Meetings. All meetings of the stockholders for the election of directors shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. In lieu of holding a meeting of stockholders (whether annual or for any other purpose) at a designated place, the Board of Directors may, in its sole discretion, determine that the meeting shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt.

2.2.           Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

2.3.           Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by order of the Board of Directors and shall be called by the Chairman of the Board, the President, the Secretary at the request in writing of the holders of not less than ten percent (10%) of the voting power represented by all the shares issued, outstanding, and entitled to be voted at the proposed special meeting, unless the Certificate of Incorporation provides for a different percentage, in which event such provision of the Certificate of Incorporation shall govern. Such request shall state the purpose or purposes of the proposed special meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.4.           Written Notice of Meetings. Written notice of the annual meeting, stating the place (if any), date, and hour of the meeting, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting. Written notice of a special meeting, stating the place (if any), date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of the meeting.

2.5.           Electronic Notice of Meetings. Any notice of a meeting to stockholders given by the Corporation shall be effective if given by a form of electronic transmission to which the stockholder to whom or which the notice is given has consented. Notice given by a form of electronic transmission to which the stockholder has consented shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of that specific posting, upon the later of that posting and the giving of that separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary, or of the transfer agent or other agent of the Corporation, that a notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. An "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

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2.6.           Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of stock having a majority of the voting power of the stock entitled to be voted thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting) until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7.            Organization. At each meeting of the stockholders, the Chairman of the Board or the President, determined as provided in Article VII of these Bylaws, or if those officers shall be absent therefrom, another officer of the Corporation chosen as chairman present in person or by proxy and entitled to vote thereat, or if all the officers of the Corporation shall be absent therefrom, a stockholder holding of record shares of stock of the Corporation so chosen, shall act as chairman of the meeting and preside thereat. The Secretary, or if he shall be absent from such meeting or shall be required pursuant to the provisions of this Section 2.7 to act as chairman of such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

2.8.         Voting. Except as otherwise provided in the Certificate of Incorporation, each stockholder shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation on the date fixed pursuant to the provisions of Section 9.5 of these Bylaws as the record date for the determination of stockholders who shall be entitled to notice of and to vote at such meeting. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held directly or indirectly by the Corporation, shall not be entitled to vote. Any vote by stock of the Corporation may be given at any meeting of the stockholders by the stockholder entitled thereto, in person or by his proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and delivered to the Secretary of the Corporation or to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy shall provide for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. At all meetings of the stockholders, all matters, except where other provision is made by law, the Certificate of Incorporation, or these Bylaws, shall be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat, or so directed by the chairman of the meeting, the vote thereat on any question other than the election or removal of directors need not be by written ballot. Upon a demand of any such stockholder for a vote by written ballot on any question or at the direction of such chairman that a vote by written ballot be taken on any question, such vote shall be taken by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted. A written ballot shall include, if authorized by the Board of Directors, a ballot submitted by electronic transmission if any such electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

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2.9.           Participation and Voting by Remote Communication. If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders, whether such meeting is held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.10.        List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days before said meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the stockholders' meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder of record who shall be present thereat. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any stockholder of record during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the stockholders' meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list, or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

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2.11.        Inspectors of Votes. At each meeting of the stockholders, the chairman of such meeting may appoint two Inspectors of Votes to act thereat, unless the Board of Directors shall have theretofore made such appointments. Each Inspector of Votes so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an Inspector of Votes at such meeting with strict impartiality and according to the best of his ability. Such Inspectors of Votes, if any, shall take charge of the ballots, if any, at such meeting and, after the balloting thereat on any question, shall count the ballots cast thereon and shall make a report in writing to the secretary of such meeting of the results thereof. An Inspector of Votes need not be a stockholder of the Corporation, and any officer of the Corporation may be an Inspector of Votes on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

2.12.        Actions Without a Meeting. Except as prohibited or restricted by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereat were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. An electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. Any consent by means of electronic transmission shall be deemed to have been signed on the date on which it was transmitted. In the event that the Board shall have instructed the officers of the Corporation to solicit the vote or written consent of the stockholders of the Corporation, an electronic transmission of a stockholder's written consent given pursuant to such solicitation may be delivered to the Secretary or the President of the Corporation or to a person designed by the Secretary of the President. The Secretary of the President of the Corporation or a designee of the Secretary of the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

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ARTICLE III

BOARD OF DIRECTORS

3.1.           Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which shall have and may exercise 'all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or done by the stockholders.

3.2.           Number, Qualification, and Term of Office. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than one (1). Directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 3.4 and 3.5, and each director elected shall hold office until the annual meeting next after his election and until his successor is duly elected and qualified, or until his death or retirement or until he resigns or is removed in the manner hereinafter provided. Directors shall be elected by a plurality of the votes of the stock present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of stockholders.

3.3.           Resignations. Any director may resign at any time by giving notice, in writing or by electronic transmission, of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Secretary. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.4.           Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority in voting interest of the stockholders of record of the Corporation entitled to vote at an election of directors. Unless otherwise provided in the Certificate of Incorporation, such removal shall be by written ballot. The vacancy in the Board of Directors caused by any such removal shall be filled by the stockholders at such meeting or, if not so filled, by the Board of Directors as provided in Section 3.5.

3.5.           Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the annual meeting next after their election and until their successors are elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

ARTICLE IV

MEETINGS OF THE BOARD OF DIRECTORS

4.1.           Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

4.2.           Annual Meetings. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the directors.

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4.3.           Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

4.4.           Special Meetings: Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary on seventy-two (72) hours' notice to each director, either personally or by telephone or by mail, facsimile, electronic mail, or other form of electronic transmission; special meetings shall be called by the Chairman of the Board, the President, or the Secretary in like manner and on like notice on the written request of any director. Notice of any such meeting need not be given to any director, however, if waived by him in writing or by facsimile, electronic mail, or other form of electronic transmission, or if he shall be present at such meeting.

4.5.           Quorum and Manner of Acting. At all meetings of the Board of Directors, a majority of the directors at the time in office (but not less than one-third of the whole Board of Directors) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, or by any Voting Agreement to which the Company is bound. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

4.6.          Actions Without a Meeting. Unless prohibited or restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or the electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or the committee. Such filing shall be in paper form if the minutes of proceedings are maintained in paper form and shall be in electronic form if the minutes of proceedings are maintained in electronic form.

4.7.          Presence at Meeting by Means of Communications Equipment. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting conducted pursuant to this Section 4.7 shall constitute presence in person at such meeting.

4.8.           Remuneration. Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for his services; but the Board of Directors may at any time and from time to time by resolution provide that specified compensation shall be paid or provided to any director of the Corporation, either as his annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for his attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him on account of his attendance at any meeting. Nothing in this Section 4.8 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

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ARTICLE V

COMMITTEES OF DIRECTORS

5.1.          Executive Committee: How Constituted and Powers. The Board of Directors may in its discretion designate an Executive Committee consisting of one or more of the directors of the Corporation. Subject to the provisions of Section 141 of the Delaware General Corporation Law, the Certificate of Incorporation, and these Bylaws, the Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have the power to fill vacancies in the Board of Directors, the Executive Committee, or any other committee of directors, or to elect or approve officers of the Corporation. The Executive Committee shall have the power and authority to authorize the issuance of common stock and grant and authorize options and other rights with respect to such issuance. The Board of Directors shall have the power at any time, by resolution passed by a majority of the whole Board of Directors, to change the membership of the Executive Committee, to fill all vacancies in it, or to dissolve it, either with or without cause.

5.2.          Organization. The Chairman of the Executive Committee, to be selected by the Board of Directors, shall act as chairman at all meetings of the Executive Committee and the Secretary shall act as secretary thereof. In case of the absence from any meeting of the Executive Committee of the Chairman of the Executive Committee or the Secretary, the Executive Committee may appoint a chairman or secretary, as the case may be, of the meeting.

5.3.           Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, may be held on such days and at such places, within or without the State of Delaware, as shall be fixed by resolution adopted by a majority of the Executive Committee and communicated in writing to all its members. Special meetings of the Executive Committee shall be held whenever called by the Chairman of the Executive Committee or a majority of the members of the Executive Committee then in office. Notice of each special meeting of the Executive Committee shall be given by mail, facsimile, electronic mail, or other form of electronic transmission or be delivered personally or by telephone to each member of the Executive Committee not later than the day before the day on which such meeting is to be held. Notice of any such meeting need not be given to any member of the Executive Committee, however, if waived by him in writing or by facsimile, electronic mail, or other form of electronic transmission, or if he shall be present at such meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Executive Committee shall be present thereat. Subject to the provisions of this Article V, the Executive Committee, by resolution adopted by a majority of the whole Executive Committee, shall fix its own rules of procedure.

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5.4.           Quorum and Manner of Acting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at a meeting thereof at which a quorum is present shall be the act of the Executive Committee.

5.5.           Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees consisting of one or more directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise, subject to the provisions of Section 141 of the Delaware General Corporation Law, and the Certificate of Incorporation and these Bylaws, the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

5.6.          Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of the Executive Committee or any other committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

5.7.           Minutes of Committees. Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.

ARTICLE VI

NOTICES

6.1.          Type of Notice. Whenever, under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail (postage prepaid), or by facsimile, electronic mail, or other means of electronic transmission (if the director or stockholder so consents, as necessary, in accordance with the Delaware General Corporation Law), addressed or transmitted to such director or stockholder at such address, or in accordance with such form of electronic transmission specified by the director or stockholder for that purpose, as appears on the books and records of the Corporation. Any such notice to be given by mail shall be deemed to be given at the time when the same shall be deposited, postage prepaid, in the United States mail. Any notice to be given by facsimile, electronic mail, or other means of electronic transmission shall be deemed to be given, with respect to a stockholder, at the time specified in Section 2.5 of these Bylaws and, with respect to a director, at the time when first transmitted by the method of communication permitted by Article IV of these Bylaws. Nothing in this Section 6.1 limits any manner of notice permitted by Article IV of the Bylaws.

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6.2.          Waiver of Notice. Whenever any notice is required to be given under the provisions of any applicable statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto, and transmission of a waiver of notice by a director or stockholder by mail, facsimile, electronic mail, or other form of electronic transmission may also constitute such a waiver.

6.3.          When Notice Unnecessary. Whenever, under the provisions of the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, any notice is required to be given to any stockholder, such notice need not be given to the stockholder if:

(a)            notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or

(b)            all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period, have been mailed to that person, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated. The preceding provisions of this Section 6.3 shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

ARTICLE VII

OFFICERS

7.1.           General. The elected officers of the Corporation shall be a President and a Secretary. The Board of Directors may also elect or appoint a Chairman of the Board, Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, one or more Assistant Controllers, and such other officers and agents as may be deemed necessary or advisable from time to time, all of whom shall also be officers. Two or more offices may be held by the same person.

7.2.           Election or Appointment. The Board of Directors at its annual meeting shall elect or appoint, as the case may be, the officers to fill the positions designated in or pursuant to Section 7.1. Officers of the Corporation may also be elected or appointed, as the case may be, at any other time.

7.3.           Salaries of Elected Officers. The salaries of all elected officers of the Corporation shall be fixed by the Board of Directors.

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7.4.           Term. Each officer of the Corporation shall hold his office until his successor is duly elected or appointed and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors or the Executive Committee may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled by the Board of Directors or the appropriate committee thereof.

7.5.           Chairman of the Board: Vice Chairman of the Board. The Chairman of the Board, if one be elected, shall be the chief executive officer of the Corporation (unless a named Chief Executive Officer shall otherwise be elected) and shall preside when present at all meetings of the Board of Directors and, with the approval of the President, may preside at meetings of the stockholders. He shall advise and counsel the President and other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors. A Vice Chairman of the Board, if one be elected, shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and otherwise perform the duties of the Chairman of the Board.

7.6.           President. In the absence of a Chairman of the Board, the President shall be the ranking and chief executive officer of the Corporation and shall have the duties and responsibilities, and the authority and power, of the Chairman of the Board. The President shall be the chief operating officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business. He shall preside, when present, at all meetings of stockholders, except when the Chairman of the Board presides with the approval of the President and as may otherwise be provided by statute, and, in the absence of any other person designated thereto by these Bylaws, at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the stockholders are carried into effect. He shall have general authority to execute bonds, deeds, and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and, in general, to exercise all the powers and authority usually appertaining to the chief operating officer of a corporation, except as otherwise provided in these Bylaws.

7.7.           Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

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7.8.           Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or in the event there shall be more than one, the Assistant Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Vice President under whose supervision he is appointed may from time to time prescribe.

7.9.           Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers, and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

7.10.         Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there shall be more than one, the Assistant Secretaries in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Secretary may from time to time prescribe.

7.11.         Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

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7.12.        Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or in the event there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the President, or the Treasurer may from time to time prescribe.

7.13.         Controller. The Controller, if one is appointed, shall have supervision of the accounting practices of the Corporation and shall prescribe the duties and powers of any other accounting personnel of the Corporation. He shall cause to be maintained an adequate system of financial control through a program of budgets and interpretive reports. He shall initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum efficiency and economy. If required, he shall prepare a monthly report covering the operating results of the Corporation. The Controller shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the President, or any such Vice President in charge of finance.

7.14.        Assistant Controllers. The Assistant Controller or Assistant Controllers shall assist the Controller, and in the absence of the Controller or in the event of his inability or refusal to act, the Assistant Controller (or, if there shall be more than one, the Assistant Controllers in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their appointment) shall perform the duties and exercise the powers of the Controller and perform such other duties and have such other powers as the Board of Directors, the President, or the Controller may from time to time prescribe.

ARTICLE VIII

INDEMNIFICATION

8.1.            Actions Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (collectively in this Article VIII, a "Proceeding") other than a Proceeding by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including an employee benefit plan or trust (each such person in this Article VIII, a "Corporate Functionary"), against expenses (including attorneys' fees),judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that he had reasonable cause to believe that his conduct was unlawful.

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8.2.           Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Corporate Functionary against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such Proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3.           Determination of Right to Indemnification. Any indemnification under Section 8.1 or Section 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Corporate Functionary is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 8.1 or Section 8.2. Such determination shall be made (i) by the Board of Directors by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

8.4.           Right to Indemnification. Notwithstanding the other provisions of this Article VIII, to the extent that a Corporate Functionary has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 8.1 or Section 8.2 (including the dismissal of a Proceeding without prejudice or the settlement of a Proceeding without admission of liability), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

8.5.           Prepaid Expenses. Expenses incurred by a Corporate Functionary in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Corporate Functionary to repay such amount if it shall ultimately be determined he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

8.6.           Right to Indemnification upon Application: Procedure upon Application. Any indemnification of a Corporate Functionary under Section 8.2, Section 8.3 and Section 8.4, or any advance under Section 8.5, shall be made promptly upon, and in any event within 60 days after, the written request of the Corporate Functionary, unless with respect to applications under Section 8.2, Section 8.3, or Section 8.5, a determination is reasonably and promptly made by the Board of Directors by majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, that such Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation in not indemnifying or making an advance of expenses to the Corporate Functionary. If there are no directors who are not parties to such Proceeding, the Board of Directors shall promptly direct that independent legal counsel shall decide whether the Corporate Functionary acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance of expenses to the Corporate Functionary. The right to indemnification or advance of expenses granted by this Article VIII shall be enforceable by the Corporate Functionary in any court of competent jurisdiction if the Board of Directors or independent legal counsel denies his claim, in whole or in part, or if no disposition of such claim is made within 60 days. The expenses of the Corporate Functionary incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

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8.7.           Other Rights and Remedies. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under the Bylaws, or any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such position or office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of these Bylaws or relevant provisions of the Delaware General Corporation Law and other applicable law, if any, shall not affect any then-existing rights of a Corporate Functionary to indemnification or advancement of expenses.

8.8.           Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a Corporate Functionary against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII or the Delaware General Corporation Law.

8.9.           Mergers. For purposes of this Article VIII, references to the "Corporation" shall include, in addition to the resulting or surviving corporation, constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan or trust) shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

8.10.        Savings Provision. If this Article VIII or any portion hereof shall be invalidated on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each Corporate Functionary as to expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any Proceeding, including a grand jury proceeding or action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated.

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ARTICLE IX

STOCK CERTIFICATES AND NOTICES; UNCERTIFICATED STOCK

9.1.          Stock Certificates: Uncertificated Stock. The shares of the corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the corporation and recorded as they are issued. Any duly appointed officer of the corporation is authorized to sign share certificates. Any or all of the signatures on any certificate may be a facsimile or electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

9.2.           Notices. Within a reasonable time after the issuance or transfer of uncertificated stock and upon the request of a stockholder, the corporation shall send to the record owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation's certificate of incorporation, these bylaws, any agreement among stockholders or any agreement between stockholders and the corporation.

9.3            Partly Paid Shares. The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate (if any) issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

9.4.           Special Designation on Certificates and Notices of Issuance. If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock, or the purchase agreement for such stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

9.5.          Lost Certificates. Except as provided in this Section 9.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or notice of uncertificated stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

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9.6.           Record Date. The Board of Directors may fix in advance a date, not preceding the date on which the resolution fixing the record date is adopted and

(a)            not more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof,

(b)            not more than 10 days after the date on which the resolution fixing the record date is adopted, as a record date in connection with obtaining a consent of the stockholders in writing to corporate action without a meeting, or

(c)            not more than 60 days before the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, conversion, or exchange of capital stock shall go into effect, or the date on which any other lawful action shall be taken, as the record date for determining the stockholders entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock or other lawful action of the Corporation, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof (provided, however, that the Board of Directors may fix a new record date for an adjourned meeting), or to give such consent, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

9.7.           Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not provided by the laws of the State of Delaware.

ARTICLE X

GENERAL PROVISIONS

10.1.       Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Certificate of Incorporation, may be declared by the Board of Directors (but not any committee thereof) at any regular meeting or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

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10.2.         Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

10.3.        Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

10.4.        Checks. All checks or demands for money and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time prescribe.

10.5.         Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

10.6.        Corporate Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization, and the word "Delaware." If the Board of Directors approves a seal, the seal may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

ARTICLE XI

AMENDMENTS

11.1.        Amendments. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new Bylaws be contained in the notice of such special meeting.

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CERTIFICATION

I, Laura L. Tezza, Secretary of the Corporation, hereby certify that the foregoing is a true, accurate, and complete copy of the Bylaws of ModVans Inc. adopted by its Board of Directors on August 23, 2021.

/s/ Laura L. Tezza
Laura L. Tezza, Secretary

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